Exhibit 99.1

April 10, 2025

COMPANY CONTACT:

FutureFuel Corp.

Roeland Polet

(314) 854-8352 www.futurefuelcorporation.com

FutureFuel to Release First Quarter 2025 Financial Results on May 12, 2025

CLAYTON, Mo. (April 10, 2025) – FutureFuel Corp. (NYSE: FF) (“FutureFuel”), a manufacturer of custom and performance chemicals and biofuels, announced today that it will release its first quarter 2025 financial results after market close on Monday, May 12, 2025.

About FutureFuel

FutureFuel is a leading manufacturer of diversified chemical products, specialty chemical products, and biofuel products. In its chemicals business, FutureFuel manufactures specialty chemicals for specific customers (“custom chemicals”) as well as multi-customer specialty chemicals (“performance chemicals”). FutureFuel’s custom chemicals product portfolio includes proprietary intermediates for major chemical companies and chlorinated polyolefin adhesion promoters and antioxidant precursors for a major chemical company. FutureFuel’s performance chemicals product portfolio includes polymer (nylon) modifiers and several small-volume specialty chemicals for diverse applications. FutureFuel’s biofuels segment primarily produces and sells biodiesel to its customers. Please visit www.futurefuelcorporation.com for more information.

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